Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

TOOTSIE ROLL INDUSTRIES, INC.

DATED AS OF JUNE 2, 2025

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1. Annual Meetings.  The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held annually on such day in each year, as the board of directors shall from time to time determine in its discretion.

Section 2. Special Meetings.  Special meetings of the shareholders may be called by the chairman of the board, the chief executive officer, the president or by order of the board of directors.

Section 3. Shareholder Business. (a) Only such business shall be conducted at an annual meeting of shareholders as shall have been properly brought before the annual meeting.  For business to be properly brought before the annual meeting, it must be: (i) authorized by the board of directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a shareholder who (A) is a shareholder of record both at the time of giving the notice required for the meeting and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with the notice procedures set forth in these bylaws as to such business.  For business to be properly brought before the annual meeting pursuant to the foregoing clause (a)(iii)(C) of this ARTICLE I, Section 3, such business must constitute a proper subject for shareholder action under applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and included in the notice of meeting given by or at the direction of the board of directors, the foregoing clause (a)(iii)(C) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders.

(b) For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely written notice thereof to the secretary, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the corporation (i) not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting of the shareholders or (ii) if the date of the annual meeting of the shareholders is more than thirty (30) days before or more than sixty (60) days after such anniversary date, not later than the ninetieth (90th) day prior to such annual meeting of the shareholders or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting of the shareholders was first made.  In no event shall any adjournment of an annual meeting of the shareholders or the announcement thereof commence a new time period for the giving of timely notice as described above.

(c)	A shareholder’s notice to the corporate secretary shall set forth:

(i) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting (including the text of any proposed amendment to these bylaws in the event that such business includes a proposal to amend these bylaws) and the reasons for conducting such business at the meeting;

(ii) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business;

(iii) the name and address, as they appear on the corporation’s books, of such shareholder proposing such business and of any Shareholder Associated Person (as defined below);

(iv) a representation that such shareholder is a shareholder of record, is entitled to vote at the annual meeting, will continue to be a shareholder of record at the annual meeting, and intends to appear in person or by proxy at the annual meeting to bring the business before the meeting specified in the notice;

(v) the class and number of shares of the corporation’s stock which are held of record or are beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by such shareholder and any Shareholder Associated Person;

(vi) a description of any agreement, arrangement or understanding (including, but not limited to, any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed, loaned or pledged shares) that has been entered into as of the date of such shareholder’s notice by, or on behalf of, such shareholder or any Shareholder Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the corporation (collectively, “Derivative Instruments”), the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to shares of stock of the corporation;

(vii) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder or any Shareholder Associated Person, has a right to vote or direct the voting of any of the corporation’s securities;

(viii) any rights to dividends on the shares of the corporation owned beneficially by the shareholder and any Shareholder Associated Person that are separated or separable from the underlying shares of the corporation;

(ix) any proportionate interest in shares of the corporation or any Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

(x) any performance-related fees (other than an asset-based fee) that the shareholder or any Shareholder Associated Person is entitled to based on the increase or decrease in the value of shares of the corporation or Derivative Instruments;

(xi) any material interest of the shareholder or such Shareholder Associated Person in such business;

(xii) the information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such statement were required to be filed under the Securities Exchange Act or 1934, as amended, and the rules and regulations promulgated thereunder by such shareholder and any Shareholder Associated Person on whose behalf the notice is given; and

(xiii) any other information as reasonably requested by the corporation.

(d) The shareholder shall (1) notify the corporation of any inaccuracy or change (within two (2) business days of becoming aware of such inaccuracy or change) in any information previously provided to the corporation pursuant to this ARTICLE I, Section 3 and (2) promptly update and supplement information provided to the corporation pursuant to this ARTICLE I, Section 3, if necessary, so that the information provided or required to be provided shall be true and complete as of the voting record date for the annual meeting and as of the date that is ten (10) days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to and received by the corporate secretary at the corporation’s principal executive office. The immediately foregoing provision shall not be construed to extend any applicable deadlines hereunder, enable a shareholder to change the business proposed for the meeting after the notice under this ARTICLE I, Section 3 have expired or limit the corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a shareholder. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting to present such business, such proposal shall be disregarded and such business shall not be transacted, notwithstanding that the corporation may have received proxies in respect of such vote.

(e) In addition to the other requirements of this ARTICLE I, Section 3 with respect to any business proposed by a shareholder to be made at the annual meeting, each shareholder and any Shareholder Associated Person shall also comply with all applicable requirements of the articles of incorporation of the corporation, these bylaws and state and federal law, including the Securities

Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with respect to any such proposal or the solicitation of proxies with respect thereto.

A “Shareholder Associated Person” of any shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder, and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this ARTICLE I, Section 3. In the event that a shareholder attempts to bring business before an annual meeting without complying with the foregoing procedure, the chairman of the meeting may declare to the meeting that the business was not properly brought before the meeting and, if the chairman shall so declare, such business shall not be transacted.

This ARTICLE I, Section 3 is expressly intended to apply to any business proposed to be brought before an annual meeting other than any proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Nothing in this ARTICLE I, Section 3 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The foregoing provisions are not applicable to shareholder nominations of directors, the process for which is set forth in ARTICLE II, Section 4.

Section 4. Date, Time and Place of Meeting.  All meetings of the shareholders shall be held at such date, time and place, within or without the Commonwealth of Virginia, as may be provided in the notice of meeting. Any previously scheduled meeting may be adjourned, postponed or rescheduled from time to time by the board of directors, whether or not a quorum is present. If any meeting is adjourned to a different date, time or place, if any, notice need not be given if the new date, time or place, if any, is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting shall be given under this ARTICLE to shareholders entitled to notice as of the new record date. Any shareholder who attends a meeting may be deemed to have waived notice of such meeting.

Section 5.  Notice of Meeting.  Written notice of the annual and of any special meeting of the shareholders shall be given not less than fourteen (14) days nor more than sixty (60) days before the meeting unless greater notice is prescribed by law, by the secretary or, in his or her absence, by any assistant secretary, to each holder of record of shares of the corporation entitled to vote at the meeting, addressed to the holder at his or her address as it appears on the corporation's record of shareholders as of the record date of the meeting.  Such notice may be given by mail, with postage thereon prepaid, or in any other manner permitted by law for the giving of such written notice.  Notice to any particular holder may be dispensed with if permitted by law. Every notice of an annual or special meeting of shareholders, besides stating the day, hour, and place of the meeting, shall state briefly the purposes thereof.  Written notice of meeting given by mail, postage prepaid and addressed as herein prescribed, shall be effective when mailed.  Notices of meeting given in any other manner shall be effective as prescribed by law. Any previously scheduled meeting of the shareholders may be postponed, by resolution of the board of directors, at any time prior to the time previously scheduled for such meeting of shareholders.

Section 6.  Waiver of Notice.  Any shareholder may waive any required notice of meeting before or after the time of the meeting, by written waiver signed by the shareholder entitled to the notice and delivered to the secretary of the corporation for inclusion in the minutes or filing with the corporate records.  A shareholder's attendance at the meeting waives objection to the lack of notice or defective notice unless he or she objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting and also waives objections to consideration of a particular matter at the meeting which is not within the purpose or purposes described in the notice of meeting unless he or she objects to consideration of the matter when it is presented.

Section 7.  Quorum.  At all meetings of the shareholders, the holders of record of a majority of the shares of Common Stock of the corporation and the shares of Class B Common Stock of the corporation, taken together as a single group, entitled to vote at such meeting and present in person or by proxy, shall constitute a quorum for the transaction of business, unless a greater or different quorum is required by law or the articles of incorporation.  Once a quorum has been duly convened, the quorum shall not be deemed broken by the departure of any shareholder or his or her proxy.  In the absence of a quorum, the chairman of the board may, to the extent permitted by law, adjourn the meeting by resolution to a date, place and time fixed therein and no further notice thereof shall be required unless a new record date is fixed for the adjourned meeting, which new record date shall be fixed if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.  At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 8.  Organization.  At all meetings of the shareholders, the chairman of the board, or in his or her absence, then the chief executive officer, or in his or her absence, the president, or in his or her absence, the chief operating officer shall preside as chairman of the meeting.  In the absence of the individuals set forth in the preceding sentence, then a person chosen by the holders of the majority of the voting power of the shareholders present in person or by proxy at the meeting shall preside as chairman of the meeting and until a permanent chairman is chosen, any officer of the corporation or any management proxy for the meeting may preside as temporary chairman of the meeting.  The secretary of the corporation, or, in his or her absence, then an assistant secretary, shall act as secretary at all meetings of the shareholders.  If neither the secretary nor any assistant secretary is present at the meeting, then the temporary chairman of the meeting may appoint a temporary secretary of the meeting and the permanent chairman may appoint the permanent secretary of the meeting, which secretary shall be an officer of the corporation or a management proxy.

Section 9.  Voting.  At each annual or special meeting of the shareholders, (a) each holder of Common Stock of the corporation shall be entitled to one (1) vote for each share of such Common Stock held by such holder of record and registered in his or her name on the books of the corporation on the date fixed by the resolution of the board of directors as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and (b) each holder of Class B Common Stock of the corporation shall be entitled to ten (10) votes for each share of such Class B Common Stock held by such holder of record and registered in his or her name on the books of the corporation on the date fixed by the resolution of the board of directors as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting.  Such vote may be given by such shareholder in person or by his or her proxy appointed by an instrument in writing executed by such shareholder or his or her duly authorized attorney, and delivered to the inspectors of election, if any, or to the secretary.  No proxy shall be valid after eleven (11) months from its date, unless otherwise provided therein.  At all meetings of the shareholders, unless otherwise required by law or the articles of incorporation, if a quorum is present, all matters shall be decided by a majority of the votes cast, except that in the election of directors those nominees receiving a plurality of the votes cast shall be elected as directors.  Upon demand of twenty-five percent (25%) of the shareholders present in person or by proxy and entitled to vote, the vote on any particular matter shall be taken by ballot.  The vote in the election of directors shall at all times be by ballot.  Except as herein required, all votes shall be taken in the manner prescribed by the chairman of the meeting.  In any vote by ballot, each ballot shall be signed by the shareholder or his or her attorney in fact or his or her duly appointed proxy.

Section 10.  Voting List.  After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting.  The shareholders' list for notice shall be available for inspection by any shareholder, beginning five (5) business days after notice of the meeting is given for which the list was prepared and continuing through the close of business on the last business day before the meeting at the corporation's principal office or at a place identified in the meeting notice in the county or city where the meeting will be held and shall be subject to inspection as may be required by law.  Such list shall also be produced and kept open at the time and place of the meeting and shall be open to inspection of any shareholder or his or her attorney in fact or his or her proxy during the whole time of the meeting for the purposes thereof as may be required by law.

Section 11.  Inspectors of Elections.  In advance of any meeting of shareholders, the chairman of the board, the chief executive officer or the president shall appoint one or more inspectors to act at the meeting and make a written report thereof.  No candidate for election as a director shall be appointed or shall act as an inspector.  The appointing officer may designate one or more alternate or substitute inspectors as provided by law.  Before entering upon the discharge of his or her duties, each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and (vi) perform such other duties as may be assigned to them by the presiding officer.  The inspectors may appoint other persons or entities to assist them in the performance of their duties.

Section 12.  Interpretation of Majority, Etc.  Each reference in these bylaws to a majority or other proportion of shares shall be interpreted to mean a majority or other proportion of the votes entitled to be cast.

ARTICLE II

BOARD OF DIRECTORS

Section 1.  General Powers.  All corporate powers shall be exercised by or under authority of, and the business and affairs of the corporation managed under the direction of, the board of directors, subject to any limitation under law or set forth in the articles of incorporation.

Section 2.  Number.  The board of directors is authorized from time to time to prescribe the number of directors which the corporation shall have, provided, however, that the prescribed number of directors shall be not less than three (3) nor more than fifteen (15) directors.

Section 3.  Term of Office and Qualifications.  Each director, unless he or she resigns or is removed by the shareholders as hereinafter provided, shall hold office until the next annual meeting of shareholders following his or her election. Despite the expiration of his or her term, a director shall continue in office until his or her successor is elected and qualified or the then prescribed number of directors is decreased to eliminate his or her position as of the end of his or her term.  No decrease in the number of directors shall shorten the term of an incumbent director unless he or she shall be removed from office by the shareholders as provided in these bylaws.

Section 4.  Election of Directors.  (a)  At all meetings of the shareholders for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast.  Such election shall be held by ballot.

(b)Nominations for the election of directors shall be made by the board of directors or a committee appointed by the board of directors (a “Board Nominee”) or by any shareholder entitled to vote in the election of directors generally who complies with the notice procedures set forth in this ARTICLE II, Section 4(b) (a “Shareholder Nominee”). However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting pursuant to this ARTICLE II, Section 4(b)  only if written notice of such shareholder’s intent to make such nomination or nominations has been delivered either by personal delivery or by U.S. certified mail, postage prepaid, addressed to the corporate secretary of the corporation and received at the principal executive office of the corporation (i) not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting or (ii) if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made or (iii) with respect to any special meeting of the shareholders called by the board of directors for the election of directors, not later than the seventh (7th) day following the day on which public disclosure of such meeting was first made. In no event shall any adjournment or postponement of any such meeting or the announcement thereof commence a new time period for the giving of timely notice as described above.

A shareholder’s notice to the corporate secretary shall set forth:

(i) the name and address, as they appear on the corporation’s books, of the shareholder giving the notice and of any Shareholder Associated Person;

(ii) the principal occupation or employment of each Shareholder Nominee,

(iii) a representation that such shareholder is a shareholder of record, is entitled to vote at such meeting, will continue to be a shareholder of record at the time of such meeting and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

(iv) the class and number of shares of the corporation’s stock which are held of record or are beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by such shareholder and any Shareholder Associated Person;

(v) a description of any Derivative Instrument that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and any Shareholder Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or any Shareholder Associated Person, with respect to shares of stock of the corporation, or relates to the acquisition or disposition of any shares of stock of the corporation;

(vi) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended), voting trust, voting agreement or similar contract arrangement, agreement or understanding pursuant to which the shareholder or any Shareholder Associated Person, has a right to vote or direct the voting of any of the corporation’s securities;

(vii) any rights to dividends on the shares of the corporation owned beneficially by the shareholder and any Shareholder Associated Person that are separated or separable from the underlying shares of the corporation;

(viii) any proportionate interest in shares of the corporation or any Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

(ix) any performance-related fees (other than an asset-based fee) that the shareholder or any Shareholder Associated Person is entitled to based on the increase or decrease in the value of shares of the corporation or Derivative Instruments;

(x) a description of all agreements, arrangements and understandings between such shareholder or any Shareholder Associated Person and each Shareholder Nominee with respect to such Shareholder Nominee’s service or duties as a nominee or director of the corporation, including, any direct or indirect confidentiality, compensation, reimbursement or indemnification arrangement in connection with such Shareholder Nominee’s service or action as a nominee or director or any commitment or assurance as to how such Shareholder Nominee will act or vote on any matter;

(xi) the information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such statement were required to be filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by such shareholder and any Shareholder Associated Person on whose behalf the notice is given;

(xii) any other information relating to each Shareholder Nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required to be disclosed under the Virginia Stock Corporation Act or applicable listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed or by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, including any proxy statement filed pursuant thereto (in each case, assuming the election is contested);

(xiii) a representation as to whether the shareholder or any Shareholder Associated Person intends to solicit proxies in support of director nominees other than Shareholder Nominees in compliance with the requirements of Rule 14a-19(b) under the Securities Exchange Act of 1934;

(xiv) the written consent of each such Shareholder Nominee to be named in the proxy statements as a nominee and to serve as a director of the corporation if elected for the full term; and

(xv) any other information as reasonably requested by the corporation.

Each such shareholder shall (1) notify the corporation of any inaccuracy or change (within two (2) business days of becoming aware of such inaccuracy or change) in any information previously provided to the corporation pursuant to this ARTICLE II, Section 4(b) and (2) promptly update and supplement information previously provided to the corporation pursuant to this ARTICLE II, Section 4(b), if necessary, so that the information provided or required to be provided shall be true and complete as of the voting record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to and received by the corporate secretary at the corporation’s principal executive office.

In addition to the other requirements of this ARTICLE II, Section 4(b) with respect to any nomination proposed by a shareholder to be made at a meeting, each shareholder and any Shareholder Associated Person shall also comply with all applicable requirements of the articles of incorporation, these bylaws and state and federal law, including the Securities Exchange Act of 1934, as amended (including Rule 14a-19 thereunder), with respect to any such nomination or the solicitation of proxies with respect thereto. In addition to the other requirements of this ARTICLE II, Section 4(b) (i) no shareholder or Shareholder Associated Person shall solicit proxies in support of any nominees, other than Shareholder Nominees, unless such shareholder and Shareholder Associated Person have complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, in connection with the solicitation of such proxies, including the provision to the corporation of notices required hereunder in a timely manner, and (ii) if such shareholder or Shareholder Associated Person (1) provides notice pursuant to Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended, and (2) subsequently fails to comply with any of the requirements of Rule 14a-19 under the Securities Exchange Act, of 1934, as amended, then the corporation shall disregard any proxies or votes solicited for such shareholder’s nominees.

Upon request by the corporation, if any shareholder or Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (“Rule 14a-19(b)”), such shareholder or Shareholder Associated Person shall deliver to the corporation, not later than five (5) business days prior to the applicable meeting, reasonable evidence that such shareholder or Shareholder Associated Person has met the requirements of Rule 14a-19. Unless otherwise required by law, if any stockholder provides notice pursuant to Rule 14a-19(b) and subsequently fails to comply with any requirements of Rule 14a-19 or any other rules or regulations thereunder, then the corporation shall disregard any proxies or votes solicited for such nominees and such nomination shall be disregarded.

The immediately foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a shareholder to change the person or persons specified in the notice for election as director after the notice deadlines under this ARTICLE II, Section 4(b) have expired or limit the corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by one or more shareholder(s).

In addition to the information required to be provided by a shareholder pursuant to this ARTICLE II, Section 4(b), each Shareholder Nominee must also deliver to the corporate secretary of the corporation a written representation and agreement (in the form provided by the corporate secretary upon written request) (the “Agreement”), which Agreement (i) shall provide that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if such person is at the time a director or is subsequently elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if such person is at the time a director or is subsequently elected as a director of the corporation, with such person’s duties as a director under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) would be in compliance, if elected as a director of the corporation, and will, if such person is at the time a director or is subsequently elected as a director of the corporation, comply with all applicable corporate governance, conflict of interest, confidentiality and securities ownership and trading policies and guidelines of the corporation (copies of which shall be provided by the corporate secretary of the corporation upon written request) and (ii) if such person is at the time a director or is subsequently elected as a director of the corporation, shall include such person’s irrevocable resignation as a director if such person is found by a court of competent jurisdiction to have breached the Agreement in any material respect.

Additionally, at the request of the corporation, the Shareholder Nominee must submit all completed and signed questionnaires required of the corporation’s directors and officers within five (5) business days of receipt. The corporation may request such additional information as necessary to permit the board of directors to determine if the Shareholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”). If the Shareholder Nominee is or becomes a party to any compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the corporation or a wholly-owned subsidiary of the corporation (“Third-Party Compensation”), or has received or will receive any such Third-Party Compensation in connection with candidacy or service as a director of the corporation (other than agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy as a director), such Third-Party Compensation must be fully and completely disclosed in writing to the corporation’s directors and officers in the manner provided by this paragraph; in addition, any such Third-Party Compensation related to the Shareholder Nominee’s service as a director of the corporation may not continue and must cease immediately if the Shareholder Nominee becomes a director of the corporation.

The chair of the meeting shall, if the facts warrant, determine that a nomination intended to be made pursuant to the requirements of this ARTICLE II, Section 4(b) was not made in accordance with the procedures prescribed by this ARTICLE II. If the chair of the meeting should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of the shareholders to nominate the individual set forth in such shareholder’s notice of intent to nominate one or more candidates for election as director to the board of directors pursuant to this ARTICLE II, Section 4(b) such nomination shall be disregarded, notwithstanding that the corporation may have received proxies in respect of such vote.

Section 5.  Organization.  At all meetings of the board of directors, the chairman of the board, or, in his or her absence, then the chief executive officer, or in his or her absence, the president, or, in the absence of both of them, then any director selected by the board of directors shall act as chairman.  The secretary of the corporation, or, in his or her absence, then an assistant secretary, shall act as secretary at all meetings of the board of directors, but if neither the secretary nor any assistant secretary be present, then the chairman of the meeting may appoint any person at the meeting to act as the secretary of the meeting.

Section 6.  Vacancies.  Vacancies in the board of directors may be filled for the unexpired portion of the term by a majority vote of all of the remaining directors, though less than a quorum, at any regular meeting of the board or at a special meeting called for that purpose.  Vacancies in the board of directors may also be filled by the shareholders at any special meeting of the shareholders called for such purpose.  A vacancy caused by the resignation of a director specifying a later effective date may be filled before the effective date provided that the successor does not take office until the effective date.

Section 7.  Place of Meeting, Etc.  The board of directors may hold its meetings at such place or places in the Commonwealth of Virginia, or outside the Commonwealth of Virginia, as shall be specified in the notice of meeting.

Section 8.  Remote Participation at Meetings.  Subject to other order of the board of directors, any member of the board of directors or of any committee of the board of directors may participate in or conduct any meeting of the board or of a committee of the board by conference telephone or other means of communication by which all directors participating in the meeting may simultaneously hear each other during the meeting and participation by such means shall constitute presence in person at such meeting.

Section 9.  Annual Meeting.  Each newly elected board of directors shall hold its annual meeting as soon as practicable following the annual meeting of the shareholders, for the purpose of organization, the election of officers, and the transaction of other business.  The provisions of Section 10 of this ARTICLE II concerning regular meetings of the board of directors shall be applicable to the annual meeting of the board of directors.

Section 10.  Regular Meetings.  Regular meetings of the board of directors shall be held quarterly at such day, hour, and place as the board of directors may from time to time determine and notice thereof need not be given if the day, hour, and place thereof had been fixed at a previous meeting.  If the board shall not have fixed the date, time and place of any regular meeting, such regular meeting may be called and notice thereof given as hereinafter provided for in Section 11 of this ARTICLE II for special meetings of the board. Notwithstanding the foregoing, if any director was not a director at the time the date, time and place of such meeting was fixed by the board of directors, such new director shall be entitled to receive notice of such meeting in the manner herein prescribed for special meetings.

Section 11.  Special Meetings.  Special meetings of the board of directors shall be held whenever called by the chairman of the board, the chief executive officer (if a director), the president (if a director) or a majority of the members of the board of directors of the corporation.

Section 12.  Notices and Waiver of Notice.  Notice of any meetings shall be given orally by the chairman or an officer of the corporation or by mailing or delivering such notice to each director at the director’s residence or business address or by telephone or electronic transmission or in any other manner as prescribed by law.  Written notices may be addressed to the director's residence or usual place of business or any other address prescribed from time to time by such director.  Any notice shall state the time and place of the meeting. Notices of special meetings need not state the purposes of the meeting unless required by law. Any director, before or after the time of the meeting, may waive any required notice of the meeting by written waiver signed by him or her and filed with the minutes or corporate records.  Attendance at a meeting by a director shall waive any required notice of meeting to him or her unless, at the beginning of the meeting or promptly upon his or her arrival, he or she objects to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 13.  Quorum and Manner of Acting.  A majority of the then prescribed number of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors.  In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had.  Notice of any such adjourned meeting need not be given. The affirmative vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the board of directors, except as set forth in ARTICLE III and in Section 1 of ARTICLE IX.  A director who is present at a meeting of the board or of any committee of the board when action is taken is deemed to have assented to such action unless he or she objects at the beginning of the meeting or promptly upon arrival to holding it or transacting specified business at the meeting or he or she votes against, or abstains from, the action taken.

Section 14.  Chairman Of The Board. The directors may select one of their number to be chairman of the board. He or she shall determine the agenda, schedule and meeting materials for meetings of the board of directors and shall preside at all meetings of the shareholders and of the board of directors.  The chairman of the board may, at the sole discretion of the board, be an executive officer of the corporation.  If the chairman is an executive officer, he or she shall be responsible for such management and control of the business and affairs of the corporation as shall be determined by the board of directors.

Section 15.  Removal and Resignation.  One or more or all of the directors may be removed with or without cause at any time by vote of a majority of the votes entitled to be cast at any special meeting of shareholders called expressly for such purpose, a quorum being present.  Any director may resign at any time by written resignation delivered to the board of directors, its chairman, the president or the secretary.  Such resignation shall take effect at the time specified therein or, if no time be so specified, at the time of delivery.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in such resignation.

Section 16.  Order of Business.  At all meetings of the board of directors business may be transacted in such order as the chairman of the meeting may determine, subject to different order of the board of directors.

Section 17.  Minutes of Meetings.  A written record shall be made of all action taken by the board of directors.

Section 18.  Compensation.  The board of directors shall have the right to determine the compensation of directors and of members of any committee of the board, which compensation may include fixed fees, attendance fees and/or reimbursement for travel expenses.

ARTICLE III

COMMITTEES

Section 1.  How Constituted and Powers.  The board of directors, by the vote of majority of the then prescribed number of directors may create one or more standing committees and special committees and appoint members of the board of directors to serve on them.  Each committee shall consist of two directors or such greater number of directors as may be prescribed by the board of directors by like vote.  Each committee, to the extent prescribed by the board of directors by a like vote, shall have and may exercise all the powers of the board of directors in the management of the business and affairs of the corporation which may lawfully be delegated to a committee.  The board of directors by like vote may abolish any standing committee or special committee or modify the powers of such committee.

Section 2.  Standing Committee; Term of Members.  Any executive committee or audit committee created by the board of directors shall be a standing committee.  The board of directors is authorized to create additional standing committees by specifically designating them as standing committees. Members of standing committees shall hold office until the annual meeting of the board of directors following their appointment.  Despite the expiration of his or her term, a member of a standing committee shall continue in office until his or her successor is elected and qualified or the board of directors, by affirmative vote of the then prescribed number of directors, decreases the prescribed number of members of the committee to eliminate his or her office as of the end of his or her term. Notwithstanding the foregoing, the term of office of any member of a committee shall terminate if he or she resigns, is removed as a member, ceases to be a director or the committee of which he or she is a member is abolished.

Section 3.  Special Committees; Term of Members.  Except for the standing committees provided for in Section 2 of this ARTICLE III, committees created by the board of directors shall be special committees which shall terminate upon the expiration of the term or completion of the purpose for which such committee was created and the term of office of the members thereof shall then expire.  Except as aforesaid, the provisions of the bylaws concerning the term of office of members of standing committees shall be applicable to members of special committees.

Section 4.  Organization, Etc.  Each committee shall choose its own chairman, unless the chairman is designated by the board of directors.  The chairman, or in his or her absence any member chosen by the members present, shall act as chairman of any meeting of the committee.  Each committee shall keep a written record of its acts and proceedings and report the same from time to time to the board of directors.  The secretary of the corporation, or in his or her absence an assistant secretary, shall act as secretary at each meeting of the committee, but if neither the secretary nor any assistant secretary is present, the chairman of the meeting may appoint any person at the meeting to act as the secretary of the meeting.  Each committee may adopt rules and regulations for its governance which are not inconsistent with law or these bylaws or any resolution of the board.

Section 5.  Time and Place of Meetings; Meetings.  Meetings of each committee may be held at any place within or without the Commonwealth of Virginia at a day, hour, and place designated in the notice of meeting or by resolution of the committee.  Meetings of any committee may be called by any member of such committee.

Section 6.  Notice of Meeting.  Notice of regular and special meetings of a committee shall be given in the manner provided in these bylaws for the giving of notice of regular and special meetings, respectively, of the board of directors, and notice of meeting may be waived in the manner herein provided for waiver of notice of meetings of the board of directors.

Section 7.  Quorum and Manner of Acting.  A majority of the prescribed number of members of any committee shall constitute a quorum of such committee. The affirmative vote of a majority of the members present shall constitute the act of the committee if a quorum is present.  All other provisions of these bylaws concerning quorum and voting of the board of directors and conduct of business by unanimous written consent in lieu of meeting shall be applicable to committees of the board.  The members of a committee shall act only as a committee and the individual members shall have no powers as such.

Section 8.  Removal and Resignation.  Any member of a committee may be removed by the board of directors, with or without cause at any time, by vote a majority of the then prescribed number of directors.  Any member of a committee may resign in the manner prescribed in these bylaws for resignation of directors.

Section 9. Vacancies.  Any vacancy in any committee may be filled by vote of a majority of the then prescribed number of directors.

ARTICLE IV

OFFICERS

Section 1.  Officers.  The officers of the corporation shall be a chief executive officer, a president, a chief operating officer, a vice-president, and a secretary and such other officers as may from time to time be required by resolution of the board of directors.  In addition, the chairman of the board may, in the sole discretion of the board, be an executive officer of the corporation.  The same person may simultaneously hold more than one of such offices or any other positions with the corporation.

Section 2.  Election, Term of Office and Qualification of Officers.  Officers of the corporation shall be chosen by the board of directors.  Each such officer shall hold office at the pleasure of the board until the annual meeting of the board following his or her election and his or her successor shall have been duly elected and qualified unless he or she shall sooner resign.

Section 3.  Other Officers.  The board of directors may from time to time appoint such other officers as the board may deem necessary or advisable, to hold office during the pleasure of the board for such term as may be prescribed by the board or if no term is prescribed, then for the term specified in Section 2 of this ARTICLE IV, including additional vice-presidents, a treasurer, a controller, assistant secretaries, assistant treasurers and assistant controllers.  Each of the chief executive officer and the president is also authorized to appoint any other officers.  The same person may simultaneously hold more than one of such additional offices or any other offices.

Section 4.  Powers and Duties of Officers.  The officers of the corporation shall have the powers and duties prescribed by these bylaws and/or, to the extent not inconsistent therewith, as may be assigned to them by the board of directors, the chief executive officer, president or in any other manner provided in these bylaws.

Section 5.  Removal and Resignation.  Any officer of the corporation may be removed, either with or without cause, by the board of directors.  The chief executive officer, or the president, with or without cause, may remove any officer appointed by such officer.  Any officer may resign at any time by written resignation delivered to the board of directors, the chairman of the board, the chief executive officer, the president or the secretary which shall take effect at the time specified therein or, if no time be so specified, at the time of its receipt by the corporation.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in such resignation.

Section 6.  Vacancies.  If any vacancy shall occur among the officers of the corporation, such vacancy may be filled by the board of directors, except that the chief executive officer or the president may fill vacancies in any office except offices set forth in ARTICLE IV, Section 1.

Section 7.  Chief Executive Officer.  The chief executive officer shall be the chief executive of the corporation and, subject to the direction of the board of directors, shall have general and active control of the business and affairs of the corporation and general supervision of its officers, officials, employees and agents, and shall have, and may exercise,   all such powers and discharge such duties as usually pertain to the office of chief executive officer of a corporation, except to the extent that the board of directors shall have otherwise provided.  The chief executive officer may exercise any power or privilege on behalf of the corporation except as otherwise provided by law or directed by the board of directors.  The chief executive officer shall, in the absence of the chairman of the board of directors, if any, preside at meetings of the shareholders and the board of directors (if the chief executive officer is a director of the corporation).  The chief executive officer may, subject to any contrary direction that the board of directors has provided, execute and deliver, in the name and on the behalf of the corporation, all agreements, contracts, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents, except as otherwise provided by law.

Section 8.  President.  The president shall assist the chief executive officer in the control of the business and affairs of the corporation and the supervision of the corporation’s other officers, officials, employees and agents and shall have and may exercise all such powers and discharge such duties as usually pertain to the office of president of a corporation, except to the extent that the board of directors or the chief executive officer shall have otherwise provided.  The president may exercise any power or privilege on behalf of the corporation, except as otherwise provided by law or directed by the board of directors or directed by the chief executive officer.  The president may, subject to any contrary direction that the board of directors has provided, sign, execute and deliver, in the name and on the behalf of the corporation, all agreements, contracts, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents, except as otherwise provided by law.

Section 9.  Chief Operating Officer. The chief operating officer shall be the chief operating officer of the corporation and shall assist the chief executive officer and the president in the control of the business and affairs of the corporation and the supervision of the corporation’s other officers, officials, employees and agents and shall have and may exercise all such powers and discharge such duties as usually pertain to the office of chief operating officer of a corporation, except to the extent that the board of directors or the chief executive officer or the president shall have otherwise provided.  The chief operating officer may exercise any power or privilege on behalf of the corporation except as otherwise provided by law or directed by the board of directors or the chief executive officer or the president.  The chief operating officer may, subject to any contrary direction that the board of directors has provided, execute and deliver, in the name and on the behalf of the corporation, all agreements, contracts, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents, except as otherwise provided by law.

Section 10.  Vice-Presidents.  The board of directors, the chief executive officer, the president or the chief operating officer shall be authorized, in their discretion, to designate the titles, priority and function of the vice-presidents, including authority to designate an executive vice-president.  In the absence or inability to act of each of the chief executive officer, the president and the chief operating officer, then such vice-president as the board of directors or the chairman of the board or the president may designate for the purpose (but in the absence of such designation then the executive vice-president, if any, and then the vice-presidents in order of designated priority or, if none, then in order of seniority of service as vice-president) shall have the powers and discharge the duties of the chief executive officer, the president and the chief operating officer, provided however, no vice president shall have the power to appoint or remove any officer.  The vice-presidents shall report to such officers of the corporation as the chief executive officer shall designate. The vice-presidents shall from time to time report to the board of directors, its committees, the chief executive officer and the president on all matters within their knowledge which the interest of the corporation may require to be brought to their notice.

Section 11.  Secretary.  The secretary shall have responsibility for the preparation and maintenance of custody of the minutes of all meetings of the shareholders and the board of directors.  He or she shall be responsible for authenticating records of the corporation.  He or she shall keep in safe custody the seal of the corporation and he or she may affix such seal to any instrument duly executed on behalf of the corporation.  The secretary shall supervise the transfer agent in its keeping of the stock records and shall have custody of such other books and papers as the board of directors, its committees, the chairman of the board may direct.  He or she shall attend to the giving and serving of all notices of meetings of the shareholders, board of directors and committees, and of all formal notices required to be given to the New York Stock Exchange, and shall also have such other powers and perform such other duties as pertain to his or her office.

Section 12.  Assistant Secretary.  In the absence or disability of the secretary, or at the request of the secretary, an assistant secretary, if any, shall perform the duties of the secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the secretary, provided however, if there be more than one assistant secretary, the board of directors, the chief executive officer, the president or the secretary may designate the assistant secretary who is to perform any or all of the duties of the secretary in such instances.

Section 13.  Treasurer.  The treasurer, if any, shall have charge of the funds, securities, receipts and disbursements of the corporation.  He or she shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such banks or trust companies or with such bankers or other depositories as the board of directors may from time to time designate.  He or she shall render to the chairman, the chief executive officer, the president, the board of directors, to any committee, and to any other officers of the corporation designated by the chairman or the chief executive officer, whenever any of them shall require him or her so to do, an account of the financial condition of the corporation and all of his or her transactions as treasurer.  He or she shall keep correct books of account of all its business and transactions.  If required by the board of directors, he or she shall give a bond in such sum and on such conditions and with such surety as the board of directors may designate, for the faithful performance of the duties of his or her office and the restoration to the corporation, at the expiration of his or her term of office, or, in case of his or her death, resignation or removal from office, of all books, papers, vouchers, monies or other property of whatever kind in his or her possession belonging to the corporation.  He or she shall also have such other powers and perform such other duties as pertain to his or her office.  Notwithstanding the foregoing, any duties of the treasurer may be assigned to any other officer by the board of directors, the chairman, the chief executive officer or the president.

Section 14.  Assistant Treasurer.  In the absence or disability of the treasurer, or at the request of the treasurer, an assistant treasurer, if any, shall perform the duties of the treasurer and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the treasurer, provided however, if there be more than one assistant treasurer, the board of directors, the chairman, the chief executive officer, the president or the treasurer may designate the assistant treasurer who is to perform any or all of the duties of the treasurer in such instances.

Section 15.  The Controller.  The controller, if any, shall maintain adequate records of all assets, liabilities and transactions of the corporation and shall have adequate audits thereof currently and regularly made and shall have such other powers and duties as pertain to this office.  In conjunction with other officers, he or she shall initiate and enforce measures and procedures whereby the business of this corporation shall be conducted with the maximum safety, efficiency and economy.  He or she shall report to the board of directors, its committees, the chairman of the board, the president, and to such other officers designated by the chairman of the board.  His or her duties and powers shall extend to all subsidiary corporations.  Notwithstanding the foregoing, any duties of the controller may be assigned to any officer of the corporation by the board of directors, the chairman, the chief executive officer, or the president.

Section 16.  Assistant Controller.  In the absence or disability of the controller, or at the request of the controller, an assistant controller, if any, shall perform the duties of the controller and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the controller, provided however, if there be more than one assistant controller, the board of directors, the chairman, the chief executive officer, the president, or the controller may designate the assistant controller who is to perform any or all of the duties of the controller in such instances.  Each assistant controller shall also perform such other duties as from time to time may be assigned to him or her by the board of directors, the chairman of the board or the president.

ARTICLE V

CONTRACTS, LOANS, BANK ACCOUNTS AND SECURITIES

Section 1.  Contracts.  The board of directors may authorize any officer, officers, agent or agents to enter into and to execute contracts on behalf of the corporation under such conditions and restrictions as they may impose.  Such authority may be general or confined to specific instances. Nothing herein shall be deemed to prohibit any officer from entering into or executing contracts on behalf of the corporation in the ordinary course of business which do not require approval of the board and the execution of which are within the scope of his or her normal duties and authority.

Section 2.  Loans.  The board of directors may authorize any officer or officers to effect loans and advances at any time for the corporation from any bank, trust company, insurance company, or other institution, or from any person, firm, association, or corporation and, in connection with such loans and advances, to make, execute and deliver promissory notes or other evidences of indebtedness of the corporation under such conditions and restrictions as the board of directors may impose, and, except as otherwise provided in the articles of incorporation, to pledge, hypothecate or transfer any and all property of the corporation of every type and description, as security for the payment of loans, advances, indebtedness and liabilities of the corporation, and to that end to transfer, endorse, assign, convey and deliver the same in the name of the corporation.  Such authority may be general or confined to specific instances.

Section 3.  Bank Accounts; Checks.  All checks, drafts and funds payable to or held by the corporation shall be deposited from time to time to the credit of the corporation in such banks or trust companies as may be selected by, or in accordance with authority granted by, the board of directors. All checks, drafts or orders for the payment of money, drawn on such accounts shall be signed by such officer or officers, agent or agents to whom the board of directors shall delegate such authority, and under such conditions and restrictions as the board of directors may impose.  Such authority may be general or confined to specific instances.

Section 4.  Securities.  The board of directors may authorize any officer or officers to open brokerage accounts in the name and on behalf of the corporation and may further authorize securities held by the corporation in such accounts to be registered in street name or in the name of a nominee.  All endorsements, assignments, stock powers, proxies, consents, waivers, or other instruments for the transfer or voting of securities held by the corporation, or the taking of any other action as a shareholder of any other corporation, shall be executed by such officer, officers, agent or agents to whom the board of directors shall delegate such authority, and under such restrictions as the board of directors may impose.  Such power may be general or confined to specific instances.  In the absence of any contrary direction of the board of directors, any right of the corporation as a shareholder of any other corporation, except subsidiaries of the corporation, to grant proxies, to vote shares and to give consents and waivers as a shareholder, may be exercised by the chief executive officer or the president.

ARTICLE VI

SHARES AND THEIR TRANSFER

Section 1.  Issue, Registration and Transfer of Shares; Transfer Agent and Registrar.  The board of directors shall provide for the issue, registration and transfer of the shares of the corporation, and may prescribe the form of the certificates evidencing shares of the corporation or authorize the issue of any or all of its shares without certificates.  The board of directors may appoint a transfer agent and/or registrar for any or all of the shares of the corporation. Unless otherwise provided by the board of directors, every owner of shares of the corporation shall be entitled to a certificate certifying the number of shares owned by him or her, in form prescribed by the board of directors.  Share certificates shall be signed by any two officers designated by the board of directors, except that if such certificate is countersigned by a transfer agent or registered by a registrar appointed by the board of directors, other than the corporation or its employees, the signatures of any such officer or assistant officer may be by facsimile.  In case any officer who has signed or whose facsimile signature has been used on a share certificate has ceased to be an officer before the certificate has been delivered, such share certificate shall, nevertheless, be valid.  Each certificate evidencing shares of the corporation shall bear the seal of the corporation or a facsimile thereof.  There shall be kept by the corporation, or by the transfer agent of the corporation if one is appointed, records containing the names, alphabetically arranged, of all persons who are shareholders of the corporation, showing their places of residence and the number, class and series of shares held by them respectively.  The board of directors is authorized to prescribe rules and regulations pertaining to the issue, registration, and transfer of shares and the share records.  So long as any shares of the corporation are listed on a securities exchange, the rules and regulations of such exchange pertaining to transfer agents and registrars for such listed shares and for the issue, registration and transfer of listed shares and of certificates representing such listed shares shall be complied with.

Section 2.  Record Dates.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment or postponement thereof unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 3.  Addresses of Shareholders.  Every shareholder shall furnish the corporation or the transfer agent, if any, with a current address at which notices of meetings and all other corporate notices may be served upon or mailed to him or her.

Section 4.  Lost and Destroyed Certificates.  The board of directors may direct a new certificate or certificates evidencing shares of the corporation to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost or destroyed; but the board of directors, when authorizing such issue of a new certificate or certificates, may in their discretion require the owner of the shares represented by the certificate so lost or destroyed, or his or her legal representative to furnish proof by, affidavit or otherwise, to the satisfaction of the board of directors and transfer agent as to the ownership of the shares represented by such certificate alleged to have been lost or destroyed and the facts which tend to prove its loss or destruction.  They may also require him or her to give notice of such loss or destruction to the New York Stock Exchange and by publication or otherwise as they may direct, and to execute and deliver to the corporation or its transfer agent, a bond, with or without sureties, in such sum as they may direct, indemnifying the corporation and its transfer agent against any claim that may be made against it by reason of the issue of such certificate, and against all other liability in the premises.  The board of directors, however, may, in their discretion, refuse to authorize the issuance of any such new certificate, except pursuant to legal proceedings.

ARTICLE VII

SEAL

The board of directors shall authorize a suitable seal or seals, which shall be in the form of a circle, and shall bear the words “Tootsie Roll Industries, Inc.” and the words and figures “Virginia, 1919.”

ARTICLE VIII

FISCAL YEAR

The fiscal year of the corporation shall be fixed from time to time by the board of directors.

ARTICLE IX

AMENDMENTS

Section 1.  By Directors.  All bylaws shall be subject to alteration, amendment or repeal, and new bylaws may be made, by the vote of a majority of the then prescribed number of directors on the board of directors of corporation, except as otherwise provided by law.

Section 2.  By Shareholders.  Any bylaws made by the board of directors may be altered, amended or repealed, and new bylaws made, by the shareholders of the corporation and the shareholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the directors.

ARTICLE X
FORUM FOR ADJUDICATION OF DISPUTES

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action for breach of duty to the corporation or the corporation’s shareholders by any current or former director, officer or shareholder of the corporation, (iii) any action asserting a claim arising pursuant to any provision of the Virginia Stock Corporation Act (as it may be amended from time to time) or the corporation’s articles of incorporation or these bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine that is not included in clause (i), (ii) or (iii), shall be a federal or state court located within the Commonwealth of Virginia, in all cases subject to one of the courts having personal jurisdiction over the indispensable parties named as defendants. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE X.